U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): October 20, 2009

Commission File Number: 000-33193

SNRG CORPORATION
(Exact name of small business issuer as specified in its charter.)

Nevada	90-0082485
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1800 St James, Suite 306
Houston, TX  77056
(Address of principal executive offices)

(713) 961-3200
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On or around October 20, 2009, SNRG Corporation (the “Company”, “we,” and “us”) entered into a North American Technology Agreement with Vega Invest AG d/b/a Enviropark Global AG (“Enviropark” and the “Enviropark Agreement”).  Pursuant to the Enviropark Agreement, Enviropark granted us the exclusive rights to use and market its Enviropark concept and related technologies, including Enviropark’s “Envirovirgin” technology in North America (including the United States, Mexico and Canada)(collectively the “Enviropark Concept”). The Enviropark Concept brings together a matrix of waste streams which we believe can create an economically viable combination of revenue from tipping fees and the sale of recycled materials on the upstream side of gasification and revenues from materials and products derived from the syngas and inorganic liquids produced from the gasification of a blended waste feedstock.

The core technology of the Enviropark Concept is gasification, a process where materials are heated to extremely high temperatures in a sealed vessel without enough oxygen to allow combustion. In this process all inorganic materials such as metals, sand and rock, melt and are recovered as liquids and all organic materials are converted to a gaseous state, with the largest component being a synthesis gas composed mostly of hydrogen.

Pursuant to the Enviropark Agreement, we are able to sublicense the Enviropark Concept in North America by providing notice of any such sublicense to Enviropark.

The entry into the Enviropark agreement was our first step, following the recent shift in our business focus to operations that involve the implementation and redevelopment of advanced waste processing and materials recovery technologies.

The consideration due to Enviropark under the terms of the Enviropark Agreement in the amount of $1,500,000 has been paid for by the issuance of 150,000,000 restricted shares of the Company’s  common stock.

Item 3.02.	Unregistered Sales of Equity Securities.

On or around October 20, 2009, the Company issued 150,000,000 restricted shares of the Company’s common stock to Enviropark pursuant to the terms of the Enviropark Agreement.  We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	North American Technology Agreement

99.1*	Press Release

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNRG CORPORATION

/s/ D. Elroy Fimrite
D. Elroy Fimrite
President

November 3, 2009